UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 15, 2007

El Paso Electric Company
(Exact name of Registrant as Specified in its Charter)

Texas	001-14206	74-0607870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(915) 543-5711

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿲ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2007, El Paso Electric Company (the “Company”) announced the appointment of Ershel C. Redd, Jr. as its President and Chief Executive Officer and a member of the Company’s Board of Directors, effective immediately. Mr. Redd succeeds Gary Hedrick, who will remain on the Company’s Board of Directors.

Mr. Redd, age 59, has more than 35 years of experience in various sectors of the energy industry. Mr. Redd was with NRG Energy Inc., a leading global developer and operator of generation facilities, from 2002 to 2006, most recently serving as Executive Vice President of Commercial Operations and President of the Western Region. Previously, Mr. Redd served as Vice President of Business Development and Corporate Strategy for Xcel Energy Markets, a unit of Xcel Energy Inc., and previously served in senior management roles at Texas Ohio Gas Company, Energy Development Corporation, the Sid Richardson Carbon and Gasoline Company, Gulf States Oil and Refining Company, and Union Texas Petroleum.

The Company has entered into an Employment Agreement with Mr. Redd pursuant to which he will receive an annual base salary of $500,000, an annual target bonus opportunity of 65% of base salary and an award of restricted stock with an initial value of $651,000 which vests over two years. He will also participate in the Company’s long-term incentive program, including receiving an initial grant of performance awards which will vest depending on performance over the three-year period ending on December 31, 2009 and restricted stock awards which vest in 2009. Mr. Redd will receive reimbursement of relocation expenses and, if he completes at least five years of service, will be eligible to receive retirement benefits. In addition, if he is terminated without cause (other than following a change in control), he will receive severance benefits of up to 2 years of base salary, target bonus and health benefits. The Company has also entered into its standard change of control agreement with Mr. Redd, in the form previously filed by the Company, which provides severance benefits (with a three times multiple) in connection with involuntary terminations, or resignations for good reason, as further described in the Company’s most recent proxy statement.

The Company also entered into a Separation Agreement with Mr. Hedrick. In satisfaction of any and all obligations (other than accrued compensation and benefits under health, welfare and retirement plans) resulting from Mr. Hedrick’s 30 years of service to the Company, he will receive $1,791,224 as a lump sum payment, in addition to two-and-a half years of Company-paid medical benefits and severance payments. In addition to signing a general release of claims, Mr. Hedrick agreed to provide part-time consulting services to the Company for a period of time and not to compete with the Company through October 2009, solicit its employees through October 2009 or disparage the Company.

The description of each of the Employment Agreement and Separation Agreement is qualified in its entirety by reference to the full text of each agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1    Employment Agreement between the Company and Ershel C. Redd, Jr.

10.2    Separation Agreement between the Company and Gary Hedrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: May 15, 2007	By:	/s/ Gary D. Sanders
Name: Gary D. Sanders Title: General Counsel